EXHIBIT 99.1

Premier Exhibitions Reports Fiscal 2011 Fourth Quarter Results

Company Announces Agreement on Financing Line

ATLANTA, May 24, 2011 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the fourth quarter ended February 28, 2011.

Highlights from the fourth fiscal quarter ending February 28, 2011:

  Total revenue decreased to $9.8 million compared to $10.3 million in last year's fourth fiscal quarter due to lower overall attendance, fewer exhibition operating days and lower average ticket prices.
  Gross profit decreased from $2.7 million to $2.1 million in the fourth quarter of fiscal 2011, and was driven primarily by lower exhibition revenue.
  Total exhibition days decreased 3.1% to 1,368, compared with 1,412 in the prior year's fourth fiscal quarter.
  Average attendance per exhibition day was 521 in the fourth fiscal quarter compared with average attendance of 590 in last year's fourth fiscal quarter.
  Average ticket prices decreased 14.5% to $15.22 as compared with an average ticket price of $17.61 in the fourth quarter of fiscal 2010,  and decreased 4.8% from an average ticket price of $15.98 in the third quarter of fiscal 2011.
  General and administrative expenses increased 10.5% to $5.7 million compared to last year's fourth fiscal quarter driven mostly by higher bad debt expense of $0.4 million and stock-based compensation of $0.2 million, while total G&A expense for fiscal 2011 declined 22.0% to $19.2 million from $24.6 million in fiscal 2010.
  GAAP net loss narrowed to ($5.1) million, or ($0.11) per diluted share, from ($11.5) million, or ($0.25) per diluted share, in last year's fourth fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), decreased by $1.3 million to ($3.5) million, which compares to ($2.2) million in the prior year period.
  On February 28, 2011, the Company had total cash and marketable securities of $4.6 million.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated, "Fiscal 2011 was a year in which Premier made some bold moves in an attempt to reposition the Company. Certain goals such as Expedition Titanic and creating a dynamic and valuable business model around the Titanic brand were successful, while other initiatives such as the BODIES self-run touring model were not. In terms of attendance for the first quarter of fiscal 2012, March and April have trended positively while May has proven somewhat challenging. We remain focused on our attendance metrics and are taking steps to improve year over year performance at our permanent locations as we enter into the prime tourism and summer entertainment season."

Samuel Weiser, Premier Exhibition's Interim Chief Financial Officer, added, "Since January, the Company has been focused on reducing costs and rationalizing operations. We have reduced our full-time headcount of staff professionals and dedicated consultants by almost 40%, resulting in annualized savings of more than $3 million. Our new venue operations leadership has critically evaluated the management and resource deployment at our permanent installations and stripped out more than $750K of annual costs that will positively impact gross margin at those locations. We have also reduced our inventory of human anatomy specimens reducing our annual obligations related to these specimen sets by $3 million. We have diligently focused on reducing other expenses such as travel, rent and other operating expenses to achieve better financial results. Finally, we have implemented a company-wide initiative to institute best practices around cost management that will improve our procedures and management reporting in this area."

Chris Davino continued, "Following the restructuring initiatives we have taken over the past few months to streamline our business, we are better positioned today for the launch of Dialog in the Dark at our New York South Street Seaport location this summer. We are working hard to ensure that this exciting and thought-provoking experience is fully monetized from an attendance and programming perspective. We are also continuing to solidify our position in the maritime community while positioning Premier to capitalize on the 100th year anniversary of the Titanic sinking in 2012, including its numerous ancillary revenue opportunities. At the end of June, the Company has a status conference with Judge Smith and we expect her to issue an opinion on our case by the end of August. Finally, to provide additional flexibility as we work to achieve these objectives, we have entered into an agreement with Lincoln Park Capital to make equity financing available, if needed. While we have no plans presently to access the Lincoln Park Capital facility, having access to capital provides the Company with the flexibility to quickly tap resources for new projects where the risk/reward profile justifies the investment."

Recent & Upcoming Exhibition Information

In early February, the Company unveiled a newly-enhanced BODIES…The Exhibition at the historic South Street Seaport in New York City. The fully redesigned, interactive experience incorporates new educational opportunities and showcases more than 225 real human body specimens, including 130 never-before-seen at this venue, along with other never-before-seen components to BODIES flagship exhibition.

This summer, the Company is also bringing its Dialog in the Dark exhibition to South Street Seaport. This unique and inspiring exhibition replicates familiar environments and challenges individuals to perform tasks without the use of their sight. Relying solely on guides from the New York area who are blind or visually-impaired, visitors will be expertly and securely led through a variety of interactive environments.

Financing Facility

On May 20, 2011, and subsequent to the fiscal 2011 year end, the Company entered into an agreement, ("LPC Purchase Agreement"), with Lincoln Park Capital Fund, LLC, ("LPC"), whereby the Company may access additional funds for working capital or other initiatives. Specifically, the Company has the right to sell to LPC up to $10,000,000 of the Company's common stock, subject to the registration of the Company's shares contemplated by the agreement, over a 36-month period. The Purchase Agreement with LPC is discussed in further detail under the "Capital Resources" section of the Company's Annual Report on Form 10-K which will be filed today with the Securities and Exchange Commission. The LPC Purchase Agreement may be terminated by the Company at any time at the Company's discretion without any cost to the Company. The proceeds that may be received by the Company under the LPC Purchase Agreement are expected to be used for general corporate purposes, including working capital.

Fourth Quarter 2011 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on Tuesday, May 24, 2011, at 9:00 a.m. (EDT). Investors in the U.S. can access the call by dialing 1-800-946-0783 and international callers may dial 1-719-457-2647. Callers should reference confirmation code 9289269. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	February 28,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$ 3,764	$ 10,339
Certificates of deposit and other investments	807	3,308
Accounts receivable, net of allowance for doubtful accounts of $1,044 and $697, respectively	2,419	2,613
Merchandise inventory, net of reserve of $15 and $281, respectively	752	845
Notes receivable, net of allowance for doubtful accounts of $425	200	--
Deferred income taxes	175	--
Income taxes receivable	358	3,161
Prepaid expenses	1,107	1,666
Other current assets	136	200
Total current assets	9,718	22,132

Artifacts owned, at cost	3,011	3,048
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $15,376 and $11,454, respectively	12,620	13,545
Exhibition licenses, net of accumulated amortization of $5,861 and $4,979, respectively	2,987	3,269
Film and gaming assets, net of accumulated amortization of $175	2,994	--
Deferred income taxes	--	927
Notes receivable, net of allowance for doubtful accounts of $46	--	579
Subrogation rights	250	250
Total Assets	$ 31,581	$ 43,751

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 5,951	$ 5,518
Deferred revenue	2,596	1,705
Total current liabilities	8,547	7,223

Long-Term liabilities:
Lease abandonment	3,014	3,666
Income taxes payable	--	1,214
Deferred income taxes	175	--
Total long-term liabilities	3,189	4,880

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,205,661 and 47,804,742 shares, respectively; outstanding 47,203,652 and 46,802,733 shares, respectively	5	5
Additional paid-in capital	58,356	57,759
Accumulated deficit	(31,085)	(18,613)
Accumulated other comprehensive loss	(455)	(313)
Less treasury stock, at cost; 1,002,009 shares	(7,190)	(7,190)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,631	31,648
Equity Attributable to Non-controlling interest	214	--
Total liabilities and shareholders' equity	$ 31,581	$ 43,751

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	February 28, 2011	February 28, 2010	February 28, 2011	February 28, 2010
	4Q11	4Q10
Revenue:
Exhibition revenue	$ 8,427	$ 9,482	$ 40,171	$ 39,784
Merchandise and other	1,081	867	4,330	3,644
Film revenue	250	--	250	--
Total revenue	9,758	10,349	44,751	43,428

Cost of revenue:
Exhibition costs	7,220	7,181	32,115	22,842
Cost of merchandise sold	449	423	1,319	1,228
Film costs	25	--	25	--
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	7,694	7,604	33,459	24,070

Gross (loss) profit	2,064	2,745	11,292	19,358

Operating expenses:
General and administrative	5,725	5,182	19,214	24,636
Depreciation and amortization	1,337	1,655	5,053	6,012
Net loss (gain) on disposal of assets	(6)	(34)	26	(54)
Impairment of goodwill and intangible assets	--	--	--	4,512
Lease abandonment	--	4,351	--	4,351
Total operating expenses	7,056	11,154	24,293	39,457

Loss from operations	(4,992)	(8,409)	(13,001)	(20,099)

Other income (expense)	(4)	5	26	(250)

Loss before provision for income taxes	(4,996)	(8,404)	(12,975)	(20,349)

Benefit from income taxes	(191)	(3,106)	297	352

Net loss	(5,187)	(11,510)	(12,678)	(19,997)
Less: Net loss attributable to noncontrolling interests	(60)	--	(206)	--
Net loss attributable to shareholders of Premier Exhibitions, Inc.	$ (5,127)	$ (11,510)	$ (12,472)	$ (19,997)

Net loss per share:
Basic and diluted loss per common share	$ (0.11)	$ (0.25)	$ (0.27)	$ (0.54)

Shares used in basic and diluted per share calculations	47,237,305	46,691,549	46,943,269	36,841,296

				Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended February 28,		Twelve Months Ended February 28,

				Audited
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$ (5,187)	$ (11,510)	$ (12,678)	$ (19,997)
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	1,337	1,656	5,053	6,012
Stock-based compensation	198	(17)	616	451
Allowance for doubtful accounts	759	92	726	(450)
Lease abandonment	(149)	4,351	(652)	4,351
Impairment of intangibles	--	--	--	4,512
Excess tax benefit on the exercise of employee stock options	--	(61)	--	(61)
Net (gain) loss on disposal of assets	(5)	(54)	26	(54)
Common stock issued for settlement of lawsuit	--	--	--	50
Common stock issued for accrued interest	--	--	--	247
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,211)	401	(153)	2,954
Decrease (increase) in merchandise inventory, net of reserve	375	(96)	93	(414)
Decrease in deferred income taxes	--	3,237	927	3,273
Decrease in prepaid expenses	2,923	164	559	584
Decrease in other assets	31	1,386	64	2,512
Decrease in income tax receivable	1,377	3,549	2,803	645
Decrease (increase) in deferred revenue	1,635	(236)	891	(635)
(Increase) decrease in accounts payable and accrued liabilities	(2,477)	572	433	(6,878)
Decrease in income taxes payable	(1,214)	--	(1,214)	--
Total adjustments	3,579	14,944	10,172	17,099
Net cash (used) provided by operating activities	(1,608)	3,434	(2,506)	(2,898)

Cash flows used by investing activities:
Purchases of property and equipment	(405)	(304)	(2,045)	(1,790)
Purchase of exhibition licenses	(300)	--	(600)	--
Net increase in marketable securities	--	2,023	--	--
Purchase of certificates of deposit	(1)	(2,031)	(88)	(2,031)
Redemption of certificates of deposit	(1)	--	2,581	--
Proceeds from disposal of assets	16	--	25	--
Decrease in artifacts	5	--	37	33
Titanic expedition costs incurred	(359)	--	(4,246)	--
Investment in joint venture	41	--	420	--
Net cash used by investing activities	(1,004)	(312)	(3,916)	(3,788)

Cash flows from financing activities:
Proceeds from convertible notes	--	--	--	12,000
Purchase of treasury stock	--	--	(136)	--
Excess tax benefit on the exercise of employee stock options	--	61	--	61
Proceeds from option and warrant exercises	--	--	117	261
Net cash provided (used) by financing activities	--	61	(19)	12,322

Effects of exchange rate changes on cash and cash equivalents	47	(4)	(134)	18
Net (decrease) increase in cash and cash equivalents	(2,565)	3,179	(6,575)	5,654
Cash and cash equivalents at beginning of period	6,329	7,161	10,339	4,685
Cash and cash equivalents at end of period	$ 3,764	$ 10,340	$ 3,764	$ 10,339

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ --	$ 49	$ 3	$ 49
Cash paid during the period for taxes	$ --	$ 138	$ 103	$ 138

Supplemental disclosure of non-cash operating activities:
Uncertain tax provision	$ --	$ 1,214	$ --	$ 1,214

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$ --	$ --	$ --	$ 14
Unrealized (gain) loss on marketable securities	$ (2)	$ --	$ 8	$ --
Conversion of convertible notes to common stock	$ --	$ 12,000	$ --	$ 12,000

		Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	February 28, 2011	February 28, 2010
	4Q11	4Q10

Net loss	$ (5,187)	$ (11,510)
Benefit from income taxes	(191)	(3,106)
Other expenses	4	(5)
(Gain) loss on disposal	(6)	(34)
Lease abandonment	--	4,351
Depreciation and amortization	1,337	1,655
Litigation expense	--	222
Stock-based compensation	199	(18)
Adjusted EBITDA(1)	$ (3,470)	$ (2,223)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

				Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 28, 2011	February 28, 2010	February 28, 2011	February 28, 2010
	4Q11	4Q10

Compensation, excluding stock-based compensation	$ 1,968	$ 2,135	$ 7,125	$ 7,973
Stock-based compensation	199	(18)	616	451
Bad debt expense	668	269	819	1,845
Legal and other professional fees	1,010	1,142	4,096	5,660
Rent and other office expenses	470	408	1,970	1,323
Other	1,410	1,246	4,588	7,384
General & Administrative expense	$ 5,725	$ 5,182	$ 19,214	$ 24,636

		Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	February 28, 2011	February 28, 2010
	4Q11	4Q10

Admissions revenue	$ 8,088	$ 8,300
Non-refundable license fees for current exhibitions	339	1,182
Total exhibition revenues	$ 8,427	$ 9,482

Total operating days	1,368	1,412
Total attendance (in 000's)	713	833
Average attendance per day	521	590
CONTACT: Investor Contact:
         Samuel S. Weiser
         Interim Chief Financial Officer
         (404) 842-2600
         sweiser@prxi.com